UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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NOVATION COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION – DATED APRIL 8, 2016

NOVATION COMPANIES, INC.
2114 Central Street, Suite 600
Kansas City, MO 64108
(816) 237-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Novation Companies, Inc., a Maryland corporation (the “Company”), to be held on [•], 2016 at [•], local time, at [•] for the following purposes:

1.	to approve amendments to the Company’s Articles of Amendment and Restatement and Amended and Restated Bylaws to declassify the Board of Directors;

2.	to elect two directors for the terms described in the proxy statement;

3.	to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and

4.	to transact such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

The Company’s Board of Directors has fixed the close of business on [•], 2016 as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof.

Your vote is important.  Regardless of whether you plan to attend the annual meeting, we encourage you to vote your shares promptly by using the telephone or Internet, or by signing and returning the proxy card mailed to those who receive paper copies of this proxy statement.  You may revoke your proxy at any time before it is voted at the annual meeting by delivering a written statement to the Corporate Secretary that the proxy is revoked, presenting a later-dated proxy, or attending the annual meeting and voting in person.

By Order of the Board of Directors

Barry A. Igdaloff
Chairman of the Board
Kansas City, MO
[•], 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on [•], 2016:  The proxy statement and the Company’s annual report to shareholders are available electronically free of charge at www.proxyvote.com.

Page

APPENDIX A – AMENDMENT TO ARTICLES OF INCORPORATION
APPENDIX B – AMENDMENT TO BYLAWS

PROXY STATEMENT

The Board of Directors (the “Board”) of Novation Companies, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on [•], [•], 2016 at [•], Central Time, at [•].  We began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report on or about [•], 2016.

GENERAL INFORMATION

Attending the Annual Meeting

You can attend the Annual Meeting only if you were a shareholder at the close of business on [•], 2016, the record date for the Annual Meeting (the “Record Date”), or if you hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting.  If you are not a shareholder of record, but hold shares in “street name” through a broker, bank or nominee, you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Record Date and Voting Rights

Holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at the Annual Meeting.  As of the Record Date, [•] shares of Common Stock were outstanding.  Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

Voting

You may vote using any of the following methods:

•
By telephone or the Internet. Specific instructions for shareholders of record who wish to use telephone or Internet voting procedures are set forth on the notice of internet availability of proxy materials and on the proxy card. If you own shares held in street name, you will receive voting instructions from your broker, bank or nominee and may vote by telephone or the Internet if they offer that alternative. Please note that telephone and Internet voting will close at [•] on [•], 2016.

•	Proxy card or voting instruction card. If you received a proxy card or voting instruction card in the mail, complete, sign and date the card and return it in the prepaid envelope.

•
In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Shares of stock represented by properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies.  If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the recommendations of the Board as follows:

•	FOR the amendments to the Company’s Articles of Amendment and Restatement and Amended and Restated Bylaws to declassify the Board (the “Board Declassification Proposal”);

•	FOR the election of the director nominees; and

•	FOR the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

If for any reason any director nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominee and may be voted for a substitute nominee in place of the nominee who does not stand.  We have no reason to expect that any of the director nominees will not stand for election.  We are not aware of any other business to be acted upon at the Annual Meeting other than as set forth herein.  If you grant a proxy, the persons named as proxy holders, Rodney E. Schwatken and Barry A. Igdaloff, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Revocability of Proxy

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering a written statement to the Corporate Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the Annual Meeting and voting in person.  If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above in “Attending the Annual Meeting.”  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation of Proxies

The costs of this solicitation by the Board will be borne by the Company.  Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and electronic mail.  Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies.  The Company will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Broker Non-Votes

If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, your nominee, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, you will need to follow the directions your nominee provides to you.  If you do not give instructions to your nominee, your nominee will determine whether it has discretionary authority to vote your shares.  Applicable regulations prohibit nominees from voting shares on non-routine matters unless the beneficial owners indicate how the shares are to be voted.  Therefore, unless you instruct your nominee on how to vote your shares with respect to the approval of the Board Declassification Proposal, the election of directors, and the advisory resolution on compensation of the Company’s named executive officers, your nominee will be prohibited from voting on such matters on your behalf.

If your nominee returns a valid proxy but is not able to vote your shares, they will constitute “broker non-votes,” which will not be counted for the purpose of determining the presence of a quorum and will not affect the outcome of any matter being voted on at the Annual Meeting.

Votes Required for Approval of Proposals

A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting, totaling [•] shares, is represented at the Annual Meeting, either in person or by proxy.  Abstentions will be considered present for the purpose of establishing a quorum.  Broker non-votes will not be considered present for the purpose of establishing a quorum.

Proposal 1: Board Declassification Proposal. The affirmative vote of the holders of two-thirds of the votes entitled to be cast on this proposal at the Annual Meeting is required for approval of the Board Declassification Proposal. Abstentions and broker non-votes with respect to this proposal will have the same effect as a vote against the proposal.

Proposal 2: Election of Directors. Each of the two director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as a director.  You may withhold votes from any or all nominees.  Broker non-votes will have no effect on the result of this vote.

Proposal 3: Advisory Vote on Executive Compensation. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.  Abstentions will have the same effect as a vote against this proposal.  Broker non-votes will have no effect on the result of this vote.

Internet Availability of Proxy Materials

This year, we are again taking advantage of the rules of the Securities and Exchange Commission (the “SEC”) that allow us to furnish our proxy materials primarily via the Internet, instead of mailing printed copies of those materials to each shareholder, which expedites your receipt of materials, lowers our expenses and conserves natural resources.  On or about [•], 2016, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote on the Internet.  The notice also included instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail.  Beneficial owners receive a similar notice from their broker, bank or other nominee.  If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice.

PROPOSAL 1 – DECLASSIFICATION OF THE BOARD OF DIRECTORS

Under Article VI, Section C of our Articles of Amendment and Restatement (the “Articles of Incorporation”) and Article II, Section 1 of our Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes (Class I, Class II and Class III).  Each member of a class is elected for a three-year term, with the terms staggered such that approximately one-third of directors stand for election each year.  There are currently two Class I directors elected to serve until our 2018 annual meeting of shareholders (the “2018 Annual Meeting”) and until their successors are duly elected and qualified, two Class II directors elected to serve until the Annual Meeting and until their successors are duly elected and qualified, and two Class III directors elected to serve until our 2017 annual meeting of shareholders (the “2017 Annual Meeting”) and until their successors are duly elected and qualified.  Art M. Burtscher, one of our Class I directors, notified the Company of his resignation from the Board effective at the Annual Meeting.

The Board recognizes that there is a trend in corporate governance in favor of the annual election of directors and has determined that it would be in the best interests of the Company and its shareholders to declassify the Board to allow the Company’s shareholders to vote on the election of the entire Board each year.  Additionally, the Company agreed to seek binding shareholder approval at the Annual Meeting to declassify the Board under the terms of an Agreement, dated as of April 22, 2015 (the “Lone Star Value Agreement”), by and among the Company, Lone Star Value Investors, LP, Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC and Jeffrey E. Eberwein (collectively, “Lone Star Value”).  In light of the foregoing, the Board unanimously adopted and is submitting for shareholder approval amendments to the Articles of Incorporation and the Bylaws that would phase out the classification of the Board beginning at the Annual Meeting (the “Declassification Amendments”), as described in detail below.

If the Board Declassification Proposal is approved by shareholders, we will call a recess to the Annual Meeting to permit us to file the proposed amendment to the Articles of Incorporation with the State Department of Assessments and Taxation of Maryland and effect the proposed amendment to the Bylaws, each to phase out the classification of the Board, prior to the election of directors at the Annual Meeting.  Thereafter, the declassification of the Board will be phased in as follows:

•	the director nominees elected at the Annual Meeting, currently Class II directors, will be elected to serve until the 2017 Annual Meeting and until their successors are duly elected and qualified;

•	the current Class III directors will continue to serve until the 2017 Annual Meeting and until their successors are duly elected and qualified;

•
under the terms of the Lone Star Value Agreement, Robert G. Pearse, a Class I director whose term is scheduled to expire at the 2018 Annual Meeting, will tender his resignation effective at the 2017 Annual Meeting; and

•	effective at the 2017 Annual Meeting and at each annual meeting of shareholders thereafter, all directors will be elected annually.

If the Board Declassification Proposal is not approved by shareholders, the Board will remain classified.  In such case, the director nominees elected at the Annual Meeting will be elected as Class II directors for a three-year term to serve until our 2019 annual meeting of shareholders (the “2019 Annual Meeting”) and until their successors are duly elected and qualified, and current Class I (other than Mr. Burtscher) and Class III directors will continue to serve the remainder of their terms.  The Board does not intend to appoint a replacement for Mr. Burtscher, but rather to reduce the size of the Board by one director.

The description of the Declassification Amendments set forth above is qualified in its entirety by reference to the full text of the proposed amendment to the Articles of Incorporation attached as Appendix A to this proxy statement and the full text of the proposed amendment to the Bylaws attached as Appendix B to this proxy statement, each marked to show the changes described above.

The approval of the Board Declassification Proposal requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast on this proposal at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE BOARD DECLASSIFICATION PROPOSAL.

PROPOSAL 2 – ELECTION OF DIRECTORS

Under the terms of our Articles of Incorporation and Bylaws, the Board is divided into three classes (Class I, Class II and Class III).  Each member of a class is elected for a three-year term, with the terms staggered such that approximately one-third of directors stand for election each year.  There are currently two Class I directors elected to serve until the 2018 Annual Meeting and until their successors are duly elected and qualified, two Class II directors elected to serve until the Annual Meeting and until their successors are duly elected and qualified, and two Class III directors elected to serve until the 2017 Annual Meeting and until their successors are duly elected and qualified.  Mr. Burtscher, one of our Class I directors, notified the Company of his resignation from the Board effective at the Annual Meeting. Mr. Gillman, who was appointed to the Board on January 6, 2016, was recommended to the Nominating and Corporate Governance Committee by a non-management director.

As discussed in detail in “Proposal 1 – Declassification of the Board of Directors,” the Company will present the Board Declassification Proposal for shareholder approval at the Annual Meeting.  If the Board Declassification Proposal is approved by shareholders, we will call a recess to the Annual Meeting to permit us to file the proposed amendment to the Articles of Incorporation with the State Department of Assessments and Taxation of Maryland and effect the proposed amendment to the Bylaws, each to phase out the classification of the Board, prior to the election of directors at the Annual Meeting.  Thereafter, the director nominees elected at the Annual Meeting, currently Class II directors, will be elected to serve until the 2017 Annual Meeting and until their successors are duly elected and qualified.  If the Board Declassification Proposal is not approved by shareholders, the director nominees elected at the Annual Meeting will be elected as Class II directors for a three-year term to serve until the 2019 Annual Meeting and until their successors are duly elected and qualified.

Jeffrey E. Eberwein and Charles M. Gillman, currently serving as Class II directors, are nominated for election to the Board at the Annual Meeting.

Each of the two director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as a director.  You may withhold votes from any or all nominees.  Broker non-votes will have no effect on the result of this vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN THIS PROPOSAL.

Nominees and Directors

Set forth below is certain information regarding each nominee for director and continuing director of the Company.  The information presented includes information provided to the Company by each nominee and director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of the Company.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and director that led the Board to the conclusion that such person should serve as a director, the Board also believes that all of the nominees and directors have a reputation for high personal and professional ethics, integrity, values and character.  Each nominee and director brings to the Board a strong background and set of skills, providing the Board with experience in a wide variety of areas, including corporate governance and board service, executive management, accounting and finance, and risk assessment.  Each nominee and director is committed to achieving, monitoring and improving on the Company’s business strategy.

Director Nominees

Jeffrey E. Eberwein, age 45, has been a member of the Board since April 2015.  Mr. Eberwein is the founder and chief executive officer of Lone Star Value Management, LLC, a registered investment firm. Prior to founding Lone Star Value Management, LLC in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of AMERI Holdings, Inc., ATRM Holdings, Inc., Crossroads Systems, Inc., Digirad Corporation and Hudson Global, Inc.  Mr. Eberwein previously served on the board of directors of The Goldfield Corporation from May 2012 to May 2013, On Track Innovations Ltd. from December 2012 to March 2014, and NTS, Inc. from December 2012 until its sale to a private equity firm was completed in June 2014.  Mr. Eberwein served on the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City from 2011 until 2014, where he was Treasurer and on the Executive Committee. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

The Board believes that Mr. Eberwein’s qualifications to serve on the Board include his expertise in finance and experience in the investment community and serving as a director of public companies.

Charles M. Gillman, age 45, has been a member of the Board since January 2016.  Mr. Gillman is the head of the IDWR Multi-Family Office (the “IDWR”), a position he has held since 2013.  The IDWR employs a team of analysts with expertise in finding publicly traded companies that require operational enhancement and an improvement in corporate capital allocation. From 2001 to 2013, Mr. Gillman was a portfolio manager of certain family office investment portfolios at Nadel and Gussman, LLC.  Prior to his employment at Nadel and Gussman, Mr. Gillman worked in the investment industry and as a strategic management consultant at McKinsey & Company, where he gained experience designing operational turnarounds of U.S. and international companies.  Mr. Gillman currently serves on the board of directors of Digirad Corporation and Hooper Holmes, Inc.  Mr. Gillman is a Summa Cum Laude graduate of the Wharton School and a Director of the Penn Club of New York which serves as the Manhattan home of the Wharton and Penn alumni community.

The Board believes that Mr. Gillman’s qualifications to serve on the Board include his significant experience as a successful portfolio manager, M&A experience and divestiture experience.

Class I Directors – Terms Expiring 2018

Art N. Burtscher, age 65, has been a member of the Board since 2001.  Since 2004, Mr. Burtscher has been Chairman of McCarthy Group Advisors, LLC, an Omaha, Nebraska, investment advisory firm.  McCarthy Group Advisors was acquired by Westwood Holdings Group, Inc. in November 2010.  Mr. Burtscher remains with Westwood Holdings Group, Inc. as a director and President of the Western Region.  From 2000 to 2004, he was President of McCarthy Group Asset Management.  From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska.  Mr. Burtscher also serves on the board of directors of NIC, Inc.  Additionally, Mr. Burtscher serves on the boards of directors and audit committees of The Durham Museum and Nebraska Methodist Hospital and on the boards of directors of American National Bank, SilverStone Group, Jet Linx and the United Way of the Midlands Foundation.  He is also a trustee for DLR Group.

The Board believes Mr. Burtscher’s qualifications to serve on the Board include his experience in the financial services industry, his extensive knowledge of financial, business and investment matters and his service as a director of public companies.  Mr. Burtscher notified the Company of his resignation from the Board effective at the Annual Meeting.

Robert G. Pearse, age 56, has been a member of the Board since April 2015. Mr. Pearse currently serves as a Managing Partner at Yucatan Rock Ventures, where he specializes in technology investments and consulting, and has served in that position since August 2012.  Mr. Pearse also serves as a director for Aviat Networks, Inc., Ameri Holdings, Inc., and Crossroads Systems, Inc.  From 2005 to 2012, Mr. Pearse served as vice president of Strategy and Market Development at NetApp, Inc., a computer storage and data management company.  From 1987 to 2004, Mr. Pearse held leadership positions at Hewlett-Packard, most recently as the vice president of Strategy and Corporate Development from 2001 to 2004 focusing on business strategy, business development and acquisitions.  Mr. Pearse’s professional experience also includes positions at PricewaterhouseCoopers LLP, Eastman Chemical Company, and General Motors Company.  Mr. Pearse earned a Master of Business Administration degree from the Stanford Graduate School of Business in 1986, and a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology in 1982.

The Board believes Mr. Pearse’s qualifications to serve on the Board include his extensive business development and financial expertise.  Mr. Pearse’s term on the Board will expire in 2018; provided, however, he agreed tender his resignation effective at the 2017 Annual Meeting if the Board is declassified, as described in the Board Declassification Proposal.

Class III Directors – Terms Expiring 2017

Howard M. Amster, age 68, has been a member of the Board since 2009.  Mr. Amster currently is an owner and operator of multiple real estate investments.  Since March 1998, Mr. Amster has served as President of Pleasant Lake Apts. Corp., the corporate general partner of Pleasant Lake Apts. Limited Partnership.  Mr. Amster also serves as a director of Maple Leaf Financial, Inc., the holding company for Geauga Savings Bank, and newAX, Inc. (formerly Astrex, Inc.), and since 2000, has served as a Principal with Ramat Securities Ltd., a securities brokerage firm.  From 1992 to 2000, Mr. Amster was an investment consultant with First Union Securities (formerly EVEREN Securities and formerly Kemper Securities).

The Board believes Mr. Amster’s qualifications to serve on the Board include his investment experience and his service as a director of public companies. Mr. Amster’s term on the Board will expire in 2017.

Barry A. Igdaloff, age 61, has been a member of the Board since 2009, and has been the Chairman of the Board since January 2016. Mr. Igdaloff served as the sole proprietor of Rose Capital, a registered investment advisor in Columbus, Ohio, since 1995.  Mr. Igdaloff has been a director of Dynex Capital, Inc. since 2000.  Previously, Mr. Igdaloff was a director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001.  Prior to entering the investment business, Mr. Igdaloff was an employee of Ernst & Whinney’s international tax department.  Mr. Igdaloff is a non-practicing CPA and a non-practicing attorney.

The Board believes Mr. Igdaloff’s qualifications to serve on the Board include his financial expertise, his years of experience as an investment advisor, attorney, and CPA and his service as a director of public companies. Mr. Igdaloff’s term on the Board will expire in 2017.

Certain Arrangements Relating to the Appointment of Directors

Mr. Eberwein and Mr. Pearse were appointed to the Board on April 22, 2015, pursuant to the Lone Star Value Agreement, which provided, among other things, that the size of the Board would be increased from six to eight directors, that Mr. Eberwein and Mr. Pearse were to be appointed to fill the vacancies on the Board, and that each would be nominated for election as a director at the 2015 annual meeting of shareholders (the “2015 Annual Meeting”).  The Company also agreed to seek binding shareholder approval at the Annual Meeting to declassify the Board and Lone Star Value agreed to vote its shares in favor of the election of the Company’s slate of directors at the 2015 Annual Meeting.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

The Board has determined that all of our directors and director nominees are independent within the meaning of SEC and NASDAQ rules.  The Board has also determined that all directors serving on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent within the meaning of SEC and NASDAQ rules.  Although the Company’s securities are not listed on NASDAQ, the Company uses the independence standards provided for in NASDAQ rules in determining whether or not our directors and director nominees are independent.

Board Leadership Structure

Barry A. Igdaloff currently serves as the Chairman of the Board.  The Board has determined that separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the Company’s shareholders at this time.  This structure permits the Chief Executive Officer to focus exclusively on the management of our day-to-day operations and the Board to provide appropriate oversight.

Board and Committee Meetings

During 2015, there were 14 meetings of the Board, 5 meetings of the Audit Committee, 6 meetings of the Compensation Committee and 4 meetings of the Nominating and Corporate Governance Committee, in addition to actions taken by unanimous written consent.  Each director participated in at least 75% of the meetings of the Board and the committees on which he served during the periods for which he has been a director or committee member.  None of our directors attended the 2015 Annual Meeting.  We have no written policy regarding director attendance at our annual meetings of shareholders.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Descriptions of the responsibilities of such committees are provided below.  These descriptions are qualified in their entirety by the full text of the written committee charters that may be found on the Company’s website at www.novationcompanies.com.

Audit Committee.  The responsibilities of the Audit Committee are set forth in its charter and include assisting the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor’s qualifications and independence; (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures; and (v) the preparation of an Audit Committee report to be included in the Company’s annual proxy statement.  The Audit Committee consists of Barry A. Igdaloff, Howard M. Amster, and Robert G. Pearse, with Mr. Igdaloff serving as the chairman.  The Board has determined that Barry Igdaloff and Robert G. Pearse qualify as “audit committee financial experts” under SEC rules and that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee.

Nominating and Corporate Governance Committee.  The responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter and include the following: (i) identify individuals qualified to become Board members consistent with the criteria established by the Board; (ii) recommend to the Board the director nominees for the next annual meeting of shareholders; (iii) lead the Board in the annual review of the Board’s performance and the review of management’s performance; and (iv) shape the corporate governance policies and practices including developing a set of corporate governance principles applicable to the Company and recommending them to the Board.  The Nominating and Corporate Governance Committee consists of Jeffrey E. Eberwein, Howard M. Amster and Robert G. Pearse, with Mr. Eberwein serving as the chairman.

Compensation Committee.  The responsibilities of the Compensation Committee are set forth in its charter and include the following: (i) review and approve the goals, objectives and compensation structure for our Chief Executive Officer, Chief Financial Officer and senior management; (ii) review, approve and recommend to the Board any new incentive-compensation and equity-based plans that are subject to Board approval; and (iii) approve any required disclosure on executive officer compensation for inclusion in the Company’s annual proxy statement and Annual Report on Form 10-K.  The Compensation Committee consists of Robert G. Pearse, Howard M. Amster and Jeffrey E. Eberwein, with Mr. Pearse serving as the chairman.

Compensation Committee Process and Advisors

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers. The Compensation Committee recommends overall compensation of our executive officers to the Board. The Board approves all compensation of our executive officers. The Compensation Committee may form and delegate authority to subcommittees, comprised of one or more members of the Compensation Committee, as necessary or appropriate, and each such subcommittee shall have the full power and authority of the Compensation Committee.

The charter of the Compensation Committee permits the Compensation Committee to engage outside consultants. In 2015, the Compensation Committee retained a compensation consultant, Pay Governance LLC, to evaluate its compensation program for 2015 and to ensure the compensation program furthers the Company’s compensation program objectives with respect to compensation determinations for 2015. Based on the information presented by Pay Governance LLC, the Compensation Committee adjusted and approved base salaries and incentive compensation levels for our Named Executive Officers.

Corporate Governance Documents

The Company’s Corporate Governance Guidelines, Code of Conduct, and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at the corporate governance section of our website, www.novationcompanies.com.  The Company will also provide copies of these documents free of charge to any shareholder who sends a written request to: Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

The Company has adopted a Code of Conduct that applies to our directors, principal executive officer, principal financial officer, principal accounting officer, and other employees.  We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct that applies our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions by disclosing such matters on our website within four business days.

Our investor relations contact information follows:

Investor Relations
2114 Central Street
Suite 600
Kansas City, MO 64108
816.237.7000
Email:  ir@novationcompanies.com

Shareholder Communications with the Board

Shareholders may communicate directly with any member of the Board or any individual chairman of a Board committee by writing directly to those individuals at the following address: Novation Companies, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108.  Communications that are intended for the non-management, independent directors generally should be marked to the attention of the chairman of the Nominating and Corporate Governance Committee.  The Company’s general policy is to forward, and not to intentionally screen, any substantive mail received at the Company’s corporate office that is sent directly to a director; however, (i) routine advertisements and business solicitations and (ii) communications deemed to be a security risk or principally for harassment purposes, may not be forwarded in the discretion of the Corporate Secretary, provided that in the latter case the Chairman of the Board is notified thereof.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create shareholder value.  A fundamental part of risk management is understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  The involvement of the full Board in setting the Company’s business strategy and objectives is integral to the Board’s assessment of the Company’s risk and also a determination of what constitutes an appropriate level of risk for the Company.  The full Board conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues throughout the year as necessary.

While the Board has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to the Audit Committee.  Per its charter, the Audit Committee focuses on key financial risks and related controls and processes and discusses with management the Company’s major financial reporting exposures and the steps management has taken to monitor and control such exposures.

The Board believes its leadership structure enhances overall risk oversight.  While the Board requires risk assessments from management, the combination of Board member experience, diversity of perspectives, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director.  Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, professional search firms, shareholders or other persons.  These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.  Shareholder nominations should be addressed to: Novation Companies, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108, attention Corporate Secretary.  The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board, following verification of the shareholder status of persons proposing candidates.  If any materials are provided by a shareholder in connection with the nominating of a director candidate, such material will be forwarded to the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties.

The Nominating and Corporate Governance Committee considers candidates for the Board based upon several criteria set forth in the Company’s Corporate Governance Guidelines, including their broad-based business and professional skills and experience, education, accounting and financial expertise, age, reputation, civic and community relationships, concern for the long-term interest of shareholders, personal integrity and judgment, knowledge and experience in the Company’s industry (such as operations, finance, accounting and marketing experience and education) and diversity.  The Nominating and Corporate Governance Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds when seeking nominees to the Board.  The Nominating and Corporate Governance Committee does not have a formal diversity policy in place.

The Nominating and Corporate Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all prospective nominees.  When evaluating nominees, the composition of the entire Board is also taken into account, including the need for a majority of independent directors.  In addition, the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board.  The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  The Nominating and Corporate Governance Committee assesses the effectiveness of the Corporate Governance Guidelines, including with respect to director nominations and qualifications and achievement of having directors with a broad range of experience and backgrounds, through completion of the annual self-evaluation process.

Material Changes to the Procedures by which Shareholders May Recommend Nominees to the Board

On April 1, 2015, the Board adopted Amended and Restated Bylaws that, among other things, provided for additional requirements for shareholders to properly submit a nominee to the Board.  Material additional requirements included: (i) that shareholders must disclose more extensive information in their notice, including information related to proposed nominees or persons acting in concert with the shareholder who proposes the nominees or business, hedging activities, interests of the shareholder (or persons acting in concert with the shareholder) regarding the nominees or the business proposal, ownership of securities of the Company’s peer group and commercial or other relationships with the Company; (ii) that the Board can request written verification of information previously submitted by the shareholder; and (iii) that the shareholder proposing the nominee must notify the Company of any inaccuracy or change in information provided.  These requirements apply beginning with the Annual Meeting.  The Board believes that these additional requirements ensure that the Board has all necessary information for identifying and evaluating nominees that are submitted by shareholders.

Director Compensation

The Board approves compensation for non-employee directors for the periods between our annual meetings of shareholders.  For the period between our 2014 and 2015 annual meetings of shareholders, our non-employee directors received a retainer of $50,000, and the chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and the Lead Independent Director received retainers of $10,000, $5,000, $5,000 and $10,000, respectively.  These amounts were paid in cash.  For the period between our 2015 annual meetings of shareholders and the upcoming Annual Meeting, our non-employee directors received fees in approximately the same amounts, paid in restricted stock through awards made on August 10, 2015, which shares vest on August 10, 2016.

On March 2, 2015, current directors Amster, Burtscher and Igdaloff, and former directors Gregory T. Barmore and Edward W. Mehrer, entered into Amended and Restated Restricted Stock Award Agreements that amended and restated Restricted Stock Award Agreements dated August 9, 2011.  These agreements expressly adopted the change of control provision and the definition of “change of control” set forth in the Company’s 2004 Incentive Stock Plan, as amended March 2, 2015 (the “2004 Incentive Plan”) and provided that any non-vested and non-forfeited restricted stock would immediately vest upon a director’s resignation from the Board or decision not to stand for re-election after reaching the age of 65 following a continuous term of 10 years or more, or the age of 55 following a continuous term of 20 years or more.

The following table sets forth the compensation for each of the Company’s non-employee directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Total ($)
Howard M. Amster	25,000	(2)	49,712	74,712
Gregory T. Barmore (4)	32,500		59,654	92,154
Art N. Burtscher	27,500		54,683	82,183
Jeffrey E. Eberwein	9,500		49,712	59,212
Barry A. Igdaloff	25,000		59,654	84,654
Edward W. Mehrer (4)	33,334	(3)	—	33,334
Robert G. Pearse	9,500		54,683	64,183

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  On August 10, 2015, the Company awarded restricted stock to directors as payment for their annual retainer and fees for service as a committee chair or Lead Independent Director.  These awards vest on August 10, 2016.

(2)	Mr. Amster was also reimbursed for approximately $651 of expenses which are not included herein.
(3)	Includes Mr. Mehrer’s director fees for service through the date of the 2015 annual meeting, which were paid in cash.
(4)	Mr. Barmore resigned from the Board effective December 31, 2015 and Mr. Mehrer retired from the Board at the 2015 Annual Meeting.

On January 6, 2016, the Board appointed Charles M. Gillman as a director of the Company.  In connection with Mr. Gillman’s appointment, we awarded him 96,154 shares of restricted stock under the Company’s 2015 Incentive Stock Plan (the “2015 Incentive Plan”) as a pro-rated portion of his annual retainer for service as a director, which vests on August 10, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee engages the independent registered public accounting firm, reviews with such firm the plans and results of any audits, reviews other professional services provided by such firm, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews with management its evaluation of the Company’s internal control structure.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for fiscal year 2015 with management and Grant Thornton LLP, the Company’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2015 were prepared in accordance with U.S. generally accepted accounting principles.  In addition, the Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter from such firm required by applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee

Barry A. Igdaloff (Chairman)
Howard M. Amster
Robert G. Pearse

EXECUTIVE OFFICERS

Rodney E. Schwatken serves as our Chief Executive Officer, Chief Financial Officer and Treasurer.  Biographical information regarding Mr. Schwatken is set forth below.

Rodney E. Schwatken, age 52, has served as our Chief Executive Officer since August 2015 and as our Chief Financial Officer since January 2008.  He previously served as our Senior Vice President from January 2008 to August 2015, and as our Vice President-Strategic Initiatives from March 2006 to January 2008, where he was responsible for special projects generally related to corporate development and management of the Company’s strategic transactions.  From March 1997 to March 2007, Mr. Schwatken held various titles including Vice President and Controller (Chief Accounting Officer) of the Company and was responsible for corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping.  From June 1993 to March 1997, when he joined the Company, Mr. Schwatken was Accounting Manager with U.S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry.  From January 1987 to June 1993, Mr. Schwatken was employed by Deloitte & Touche LLP in Kansas City, Missouri, most recently as an audit manager.

EXECUTIVE COMPENSATION

Our named executive officers for 2015 (collectively, our “Named Executive Officers”) were as follows:

Name	Title
Rodney E. Schwatken	Chief Executive Officer, Chief Financial Officer and Treasurer
Brett A. Monger	Former Vice President, Controller and Chief Accounting Officer (1)
Matthew Lautz	Former Senior Vice President and Chief Information Officer (1)
W. Lance Anderson	Former President and Chief Executive Officer (1)

(1)
Mr. Monger was terminated from his positions with the Company effective April 1, 2016.  Mr. Lautz resigned from his positions with the Company and its subsidiaries effective January 6, 2016.  Mr. Anderson resigned as Chief Executive Officer of the Company effective August 14, 2015.

Summary Compensation Table

The following table sets forth the compensation of our Named Executive Officers for the periods indicated.

Name and Principal	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)		All Other Comp ($)		Total ($)
Rodney E. Schwatken	2015	250,962	—	—	62,765	(2)	—		313,727
Chief Executive Officer and Chief Financial Officer	2014	225,000	100,000	—	—		10,229	(3)	335,229
Brett A. Monger (4)	2015	118,196	25,000	—	—		—		143,196
Former Vice President, Controller and Chief Accounting Officer
Matthew Lautz (5)	2015	299,038	—	—	62,765	(2)	—		361,803
Former Senior Vice President and Chief Information Officer	2014	234,135	120,000	—	378,640	(6)	—		732,775
W. Lance Anderson (7)	2015	374,875	—	—	—		—		374,875
Former Chief Executive Officer	2014	665,784	371,250	—	—		—		1,037,034

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)
On August 18, 2015, Mr. Schwatken and Mr. Lautz were each granted options to purchase 350,000 shares of our Common Stock at an exercise price of $0.51 per share, which vest in equal installments of 87,500 on August 18 of the years 2016 to 2019.

(3)	Consists of partial reimbursement of medical insurance and other insurance related payments.
(4)	Mr. Monger was terminated from his positions with the Company effective April 1, 2016.
(5)	Mr. Lautz resigned from his positions with the Company and its subsidiaries effective January 6, 2016.
(6)	On June 20, 2014, Mr. Lautz was granted options to purchase 1,329,590 shares of our Common Stock at an exercise price of $0.51 per share.
(7)	Mr. Anderson resigned from his position as Chief Executive Officer of the Company effective August 14, 2015.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table sets forth the outstanding stock options for each of our Named Executive Officers as of December 31, 2015 (all stock awards to our Named Executive Officers had vested as of December 31, 2015).

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Rodney E. Schwatken	1,446,730	—		0.97	11/10/2019
	—	350,000	(1)	0.51	8/18/2025
Brett A. Monger	37,500	12,500	(2)	0.63	3/8/2022 (2)
Matthew Lautz	75,000	—		0.51	11/10/2021 (3)
	75,000	—		0.60	10/3/2022 (3)
	137,500	137,500	(3)	0.53	3/13/2023 (3)
	332,398	997,192	(3)	0.51	6/20/2024 (3)
	—	350,000	(3)	0.51	8/18/2025 (3)
W. Lance Anderson	—	—		—	—

(1)	These options vest in equal installments of 87,500 shares on August 18 of the years 2016 to 2019.
(2)
These options vest in equal installments of 12,500 shares on March 8 of the years 2013 to 2016.  All of these options were vested at the time of Mr. Monger’s termination effective April 1, 2016, and will be exercisable for three months following such termination.

(3)
As a result of Mr. Lautz’s resignation from his positions with the Company and its subsidiaries effective January 6, 2016, under the terms of the respective stock option agreements, no additional options will vest after such date, and the vested options will be exercisable for three years with respect to the option awards made on November 10, 2011, October 3, 2012 and March 13, 2013, and three months with respect to the option awards made on June 20, 2014 and August 18, 2015.

Employment Agreements and Arrangements with Named Executive Officers

Rodney E. Schwatken

Mr. Schwatken entered into an employment agreement with the Company on January 7, 2008 (the “Schwatken Employment Agreement”).  Mr. Schwatken’s base salary was increased from $225,000 to $300,000, effective as of August 18, 2015, in connection with his appointment as our Chief Executive Officer.  The Schwatken Employment Agreement has an indefinite term and provides that Mr. Schwatken is an employee “at-will,” and his employment may be terminated at any time by either party, with or without cause, for any reason or no reason.

If Mr. Schwatken’s employment is terminated by the Company other than for “cause” or by Mr. Schwatken for “good reason” (each as defined in the Schwatken Employment Agreement), Mr. Schwatken will receive, over a period of 12 months following termination, compensation at an annual rate equal to his then-existing annual base salary, in exchange for consulting services outlined in the Schwatken Employment Agreement.  If termination by the Company without cause or by Mr. Schwatken for good reason occurs following a “change of control” (as defined in the Schwatken Employment Agreement) then, in addition to the foregoing, Mr. Schwatken will receive a lump-sum severance amount equal to the greater of $200,000 or the sum of his then-existing annual base salary and actual incentive pay for the prior fiscal year, and all outstanding equity awards will immediately vest upon the date of such termination.  Mr. Schwatken is bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, the Schwatken Employment Agreement.

Effective March 2, 2015, we entered into an Amended and Restated Stock Option Agreement with Mr. Schwatken amending his Stock Option Agreement dated as of November 10, 2009 (the “Schwatken 3/15 Option Agreement”) in connection with his option to purchase 1,446,730 shares of our Common Stock at a price of $0.97 per share, granted under the 2004 Incentive Plan and expiring on November 10, 2019.  Under the terms of the Schwatken 3/15 Option Agreement, upon Mr. Schwatken’s death or termination for “disability” (as defined in the Schwatken 3/15 Option Agreement), the options will vest in full and will be exercisable until the earlier of 12 months after the date of such death or termination (provided that if Mr. Schwatken dies within 12 months after termination for disability, the option may be exercised until 12 months from the date of death) or until the expiration of the option.  Upon Mr. Schwatken’s termination for “good reason” or without “cause” (each as defined in the Schwatken Employment Agreement), any vested options may be exercised until the earlier of three years after the effective date of such termination of employment or until their expiration.  Upon Mr. Schwatken’s “retirement” (as defined in the Schwatken 3/15 Option Agreement), the unvested options will continue to vest in accordance with their terms unless the Compensation Committee determines in good faith that Mr. Schwatken has breached any of his obligations to the Company.  The options may be exercised until the earlier of (x) three years (i) after the date of such retirement, with respect to options vested at the retirement date or (ii) after the date of vesting, with respect to options that vest after the date of such retirement, and (y) the expiration of the option.  Upon Mr. Schwatken’s termination for “cause” (as defined in the Schwatken Employment Agreement), the options will terminate and no longer be exercisable.

On August 18, 2015, the Compensation Committee granted Mr. Schwatken an option to purchase 350,000 shares of Common Stock at a price of $0.51 per share.  The option was granted under the 2015 Incentive Plan, vests in equal installments of 87,500 on August 18 of the years 2016 to 2019, and expires on August 18, 2025.  Under the terms of the related Stock Option Agreement (the “Schwatken 8/15 Option Agreement”) and the 2015 Incentive Plan, upon Mr. Schwatken’s death or termination for “disability” (as defined in the Schwatken 8/15 Option Agreement), the options will vest in full and will be exercisable until the earlier of 12 months after the date of such death or termination (provided that if Mr. Schwatken dies within 12 months after termination for disability, the option may be exercised until 12 months from the date of death) or until the expiration of the option.  Upon Mr. Schwatken’s termination for “cause” (as defined in the Schwatken Employment Agreement), the option will terminate and no longer be exercisable.  Upon Mr. Schwatken’s termination for “good reason” or without “cause” (each as defined in the Schwatken Employment Agreement), any vested options may be exercised until the earlier of three years after the effective date of such termination of employment or until their expiration.  Upon Mr. Schwatken’s “retirement” (as defined in the Schwatken 8/15 Option Agreement), the unvested options will continue to vest in accordance with their terms unless the Compensation Committee determines in good faith that Mr. Schwatken has breached any of his obligations to the Company or otherwise taken any willful action that has had a significant adverse effect upon the Company. The options may be exercised until the earlier of (x) three years (i) after the date of such retirement, with respect to options vested at the retirement date, or (ii) after the date of vesting, with respect to options that vest after the date of such retirement, and (y) the expiration of the options.

Brett A. Monger

Mr. Monger was terminated from his positions with the Company effective April 1, 2016. In connection with his termination, Mr. Monger entered into a Severance Agreement and General Release with the Company (the “Monger Severance Agreement”) that upon its effectiveness provides for certain releases by Mr. Monger of, and certain other commitments to, the Company, and for a lump sum payment to Mr. Monger equal to 10 months of his annual base salary, or $100,000. Mr. Monger was provided with severance in exchange for, among other things, his releases and in recognition of his long service to the Company and his efforts in connection with the sale of Corvisa and providing transitional support to the buyer.

Mr. Monger entered into an employment agreement with the Company on March 1, 2012 (the “Monger Employment Agreement”).  The Monger Employment Agreement provided for an initial term of three years, renewing automatically for successive one year periods unless either party provided prior written notice, and provided that Mr. Monger was an employee “at-will,” and his employment may be terminated at any time by either party, with or without cause, for any reason or no reason.  The Monger Employment Agreement also provided that upon his termination by the Company other than for “cause”, by Mr. Monger for “good reason” or upon the occurrence of a “change of control” (each as defined in the Monger Employment Agreement), Mr. Monger would receive severance equal to six months of his then-existing annual base salary, in equal installments over six months.  Under the terms of the Monger Severance Agreement, upon its effectiveness the Company is released from all payment obligations under the Monger Employment Agreement.

Effective March 8, 2012, we entered into a Stock Option Agreement with Mr. Monger (the “Monger Option Agreement”) with respect to his option to purchase 50,000 shares of our Common Stock at a price of $0.63 per share, granted under the 2004 Incentive Plan and expiring on March 8, 2022.  At the time of Mr. Monger’s termination effective April 1, 2016, all of these options were vested and, under the terms of the Monger Option Agreement, will be exercisable for three months following such termination.

Matthew Lautz

Mr. Lautz resigned from his positions with the Company and its subsidiaries effective January 6, 2016, under the terms of a Transaction Bonus and Release Agreement with the Company (the “Transaction Bonus and Release Agreement”).  The Transaction Bonus and Release Agreement provided for Mr. Lautz’s resignation and for payment of a bonus of up to $285,000 subject to and effective upon the closing of the sale of the Company’s subsidiary Corvisa LLC (“Corvisa”) to ShoreTel, Inc. or an affiliate thereof on or before February 29, 2016.  The transaction closed on January 6, 2016 and Mr. Lautz received a bonus of $285,000.

Mr. Lautz entered into an employment agreement with the Company on March 2, 2012 (the “Lautz Employment Agreement”).  Mr. Lautz’s base salary was increased from $275,000 to $350,000, effective as of August 18, 2015, in connection with his appointment as the Chief Executive Officer of Corvisa LLC.  The Lautz Employment Agreement provided for an initial term of three years, renewing automatically for successive one year periods unless either party provided prior written notice.  Under the terms of the Transaction Bonus and Release Agreement, the Company was released from all payment obligations and Mr. Lautz was released from his non-competition covenant under the Lautz Employment Agreement.

Mr. Lautz entered into various stock option agreements with the Company, including four separate agreements amended and restated as of March 2, 2015 with respect to option awards made on November 10, 2011, October 3, 2012, March 13, 2013 and June 20, 2014 under the 2004 Incentive Plan, and a stock option agreement dated as of August 18, 2015 with respect to an option award made that date under the 2015 Incentive Plan.  Following Mr. Lautz’s resignation effective January 6, 2016, under the terms of the stock option agreements, no additional options will vest after such date, and the vested options will be exercisable for three years with respect to the option awards made on November 10, 2011, October 3, 2012 and March 13, 2013, and three months with respect to the option awards made on June 20, 2014 and August 18, 2015.

W. Lance Anderson

Mr. Anderson resigned as Chief Executive Officer of the Company effective August 14, 2015.  Mr. Anderson did not have an employment agreement with the Company.

Mr. Anderson entered into a stock option agreement with the Company, amended and restated as of August 14, 2015, with respect to an option award made on March 15, 2011 under the 2004 Incentive Plan.  Under the terms of the agreement, the unvested portion of these options expired on the date of Mr. Anderson’s resignation and the vested portion of these options expired three months after his resignation.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2015 with respect to compensation plans under which the Company’s Common Stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders (1)	9,160,297	$0.65	3,413,740
Equity compensation plans not approved by stockholders	—	—	—
Total	9,160,297	$0.65	3,413,740

(1)
Represents shares that may be issued pursuant to outstanding options awarded under the 2004 Incentive Plan and the 2015 Incentive Plan.  The 2015 Incentive Plan replaced the 2004 Incentive Plan upon its approval by shareholders, so shares remaining available for future issuance are solely under the 2015 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2016 by: (i) each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our current directors and executive officers as a group.  The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  The information relating to 5% beneficial owners is based on information we received from such holders.  Except as otherwise set forth below, the address of the persons listed below is c/o Novation Companies, Inc., 2114 Central Street, Suite 600, Kansas City, Missouri 64108.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Shares	Percent of Class (1)
Named Executive Officers and Directors
Rodney E. Schwatken (2)	1,508,273	1.6%
Howard M. Amster (3)	4,058,998	4.4%
Art N. Burtscher (4)	514,832	*
Jeffrey E. Eberwein (5)	3,293,273	3.5%
Charles M. Gillman (6)	96,154	*
Barry A. Igdaloff (7)	7,908,233	8.5%
Robert G. Pearse (8)	211,539	*
Brett A. Monger (9)	50,100	*
Matthew Lautz (10)	632,898	*
W. Lance Anderson (11)	1,098,449	1.2%
All current directors and executive officers as a group (7 persons) (12)	17,591,302	18.6%

5% Beneficial Owners
Massachusetts Mutual Life Insurance Company (13)	19,258,775	20.7%

*	Less than 1%
(1)
Based on 92,844,907 shares of Common Stock outstanding as of April 1, 2016.  Shares of Common Stock issuable upon exercise of options, warrants or other rights or the conversion of other convertible securities beneficially owned that are exercisable or convertible within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all directors and executive officers as a group.

(2)	Consists of 1,276 shares of Common Stock; 1,446,730 shares of Common Stock issuable upon exercise of options; and 60,267 shares of Common Stock held by a trust of which Mr. Schwatken is the trustee.
(3)
Consists of 2,996,250 shares of common stock; 252,308 shares of unvested restricted stock; 36,168 shares of Common Stock issuable upon exercise of options; and 774,272 shares of Common Stock held in two trusts of which Mr. Amster is the trustee.

(4)	Consists of 207,125 shares of Common Stock; 271,539 shares of unvested restricted stock; and 36,168 shares of Common Stock issuable upon exercise of options.
(5)
Consists of 192,308 shares of unvested restricted stock; 2,852,963 shares of common stock held by Lone Star Value Investors, LP; and 248,002 shares of common stock held by an account separately managed by Lone Star Value Management, LLC.  Mr. Eberwein is the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP, and Mr. Eberwein is also the sole member of Lone Star Value Management, LLC, the investment manager of Lone Star Value Investors, LP, which exercises voting and investment control over securities held by Lone Star Investors, LP.  Mr. Eberwein disclaims beneficial ownership of the shares held by Lone Star Value Investors, LP except to the extent of his pecuniary interest therein.

(6)	Consists of 96,154 shares of unvested restricted stock.
(7)
Consists of 4,411,727 shares of Common Stock; 290,770 shares of unvested restricted stock; 36,168 shares of Common Stock issuable upon exercise of options; and 3,169,568 shares of Common Stock controlled by Mr. Igdaloff as a registered investment advisor.

(8)	Consists of 211,539 shares of unvested restricted stock.
(9)	Consists of 100 shares of Common Stock; and 50,000 shares of Common Stock issuable upon exercise of options.
(10)	Consists of 13,000 shares of Common Stock; and 619,898 shares of Common Stock issuable upon exercise of options.
(11)	Consists of 1,026,609 shares of Common Stock; 36,111 shares of Common Stock held in a trust with his spouse; and 35,729 shares of Common Stock held by Mr. Anderson’s son.
(12)
Consists of 14,721,450 shares of Common Stock; 1,314,618 shares of unvested restricted stock; and 1,555,234 shares of Common Stock issuable upon exercise of options.  Excludes beneficial ownership of Messrs. Monger, Anderson and Lautz, who are not current executive officers of the Company.

(13)
Based on a Form 3 filed on December 14, 2011, Massachusetts Mutual Life Insurance Company (“MassMutual”) may be deemed to own beneficially and indirectly 19,258,775 shares of Common Stock held in one or more advisory accounts and private investment funds.  Babson Capital Management LLC acts as investment adviser to these advisory accounts and private investment funds, and in such capacities may also be deemed to be the beneficial owner of such shares.  The address of MassMutual is 1295 State Street, Springfield, MA 01111.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and holders of more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of the forms furnished to us and written representations made by our directors and officers, we believe that our directors, officers and holders of more than 10% of our Common Stock complied with all applicable filing requirements during fiscal year 2015.

RELATED PARTY TRANSACTIONS

The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years.  Under the policy, a related party of the Company includes:

•	Any executive officer, or any director or nominee for election as a director;

•	Any person who owns more than 5% of the Company’s voting securities;

•	Any immediate family member of any of the foregoing; or

•	Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

Under the policy, the Board reviews the material facts of any related party transaction and approves it prior to its occurrence.  If advance approval is not feasible, then the Board will either ratify the transaction at its next regularly scheduled meeting or the transaction will be rescinded.  In making its determination to approve or ratify any related party transaction, the Board may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

No director may engage in any Board discussion or approval of any related party transaction in which he or she is a related party, but that director is required to provide the Board with all material information reasonably requested concerning the transaction.

In conjunction with adopting this policy, the Board reviewed and approved any existing related party transactions.

Agreements and Transactions with Certain Executive Officers

Steve Haslam retired from the Company effective October 1, 2014, but was involved in certain transactions with the Company prior to his retirement.  On March 8, 2012, the same date that Mr. Haslam entered into an employment agreement with the Company, Mr. Haslam and StreetLinks LLC entered into a Separation and Release Agreement (the “Haslam Release Agreement”), pursuant to which Mr. Haslam’s employment with StreetLinks was terminated. Mr. Haslam’s termination by StreetLinks triggered the Company’s right of first refusal to purchase Mr. Haslam’s membership units of StreetLinks under the operating agreement of StreetLinks.  Mr. Haslam held 1,927 membership units of StreetLinks, which represented approximately 4.89% of the outstanding StreetLinks membership units. Pursuant to a Membership Interest Purchase Agreement, dated March 8, 2012, by and between Mr. Haslam and the Company (the “Haslam Purchase Agreement”), Mr. Haslam sold all of his 1,927 membership units of StreetLinks to the Company.  The total purchase price under the Haslam Purchase Agreement was $6,112,500 (the “Haslam Purchase Price”), which was payable to Mr. Haslam as follows: $500,000 on March 8, 2012; $500,000 on June 30, 2012; and $250,000 on the last day of each quarter thereafter until March 8, 2016, on which date the unpaid principal balance of $1,612,500 was to be paid, plus interest at the rate of four percent per annum, compounded quarterly, on the unpaid balance with regard to all payments other than the initial payment.  Through December 31, 2013, the Company had timely paid $2,250,000 in principal and $345,000 in interest to Mr. Haslam under the Haslam Purchase Agreement.  Mr. Haslam’s sole remedy for non-payment by the Company under the Haslam Purchase Agreement was an equitable right to return of the amount of StreetLinks membership units attributable to the pro-rata portion of the Haslam Purchase Price then owed but not paid.  On April 16, 2014, the Company and Mr. Haslam reached an agreement pursuant to which the Company returned to Mr. Haslam, and Mr. Haslam accepted in lieu of further payment, 1,218 membership units of StreetLinks attributable to the remaining pro-rata portion of the Haslam Purchase Price of $3,862,500 in principal and $234,000 in interest.

On April 16, 2014, the Company entered into the Purchase and Sale Agreement (the “StreetLinks Sale Agreement”) by and among the Company, StreetLinks LLC, the members of StreetLinks LLC, (collectively, the “Sellers”) and Assurant Services LLC (“Assurant”) to sell all of the membership units in StreetLinks LLC (the “StreetLinks Transaction”).  The aggregate purchase price paid by Assurant to the Sellers was $72 million structured as $60 million paid in cash upon closing and up to an additional $12 million paid post-closing in cash if StreetLinks generates certain measures of total revenue in 2015 and/or 2016.

Steve Haslam, the Company’s Senior Vice President and Chief Operating Officer at the time of the sale, owned approximately 3% of StreetLinks prior to sale transaction under the StreetLinks Sale Agreement.  He and the Company each constitute one of the “Sellers” under the StreetLinks Sale Agreement.  Under the StreetLinks Sale Agreement, the Sellers are severally liable to Assurant for breaches of representations, warrants and covenants.  The Sellers will be liable to Assurant for breaches of certain representations and warranties in the StreetLinks Sale Agreement up to the amount of such Seller’s pro rata ownership in StreetLinks LLC prior to the StreetLinks Transaction.  In the event a Seller is unable to make a required indemnification payment, then the Buyer may assign the right to such payment to the Company and in return the Company will make payment on the claim directly to Assurant.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee annually reviews its selection of our independent registered public accounting firm and has not yet selected an independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016.  Grant Thornton LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014, and is continuing to serve as our independent registered public accounting firm at this time.  We do not expect that a representative of Grant Thornton LLP will be present at the Annual Meeting.

Principal Accounting Firm Fees

The following table presents aggregate fees billed for professional services rendered by Grant Thornton LLP for fiscal years 2015 and 2014.  There were no other professional services rendered or fees billed by Grant Thornton LLP for fiscal years 2015 or 2014.

	For the Fiscal Year Ended December 31,
	2015	2014
Audit fees (1)	$379,284	$318,053
Audit-related fees (2)	175,590	110,000
Tax fees	—	—
All other fees	—	—
Total	$554,874	$428,053

(1)	Audit fees consist principally of fees for the annual and quarterly reviews of our consolidated financial statements and assistance with and review of documents filed with the SEC.
(2)
For both 2015 and 2014, these fees represent additional services, consultations, etc. related to the Company’s various discontinued operations.  For 2015, these fees consist principally of fees for the audit of the financial statements of Corvisa in connection with our sale of Corvisa to ShoreTel, Inc.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy with respect to the pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.  All fees paid to our independent registered public accounting firm for fiscal years 2015 and 2014 were pre-approved in accordance with these policies.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides that our shareholders have the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the Named Executive Officers as disclosed in this proxy statement in accordance with the SEC rules.

We are asking shareholders to indicate their support for the compensation of our Named Executive Officers, who are named in the “Summary Compensation Table” included in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation of our Named Executive Officers. Accordingly, we will ask shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The adoption of the advisory resolution to approve the compensation of the Named Executive Officers requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

SHAREHOLDER PROPOSALS OR NOMINATIONS

Any shareholder proposal made in accordance with the requirements of Rule 14a-8 promulgated under the Exchange Act, including the nomination of a director, and intended to be presented at the 2017 Annual Meeting and included in the proxy statement and form proxy relating to such meeting, must satisfy the requirements of the proxy rules promulgated by the SEC and must be received at the Company’s principal executive offices on or before [•].

Under SEC rules, if we do not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then our appointed proxy holders will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the related proxy statement.  In connection with the 2017 Annual Meeting, if we do not have notice of a shareholder proposal on or before [•], we will be permitted to use our discretionary voting authority as outlined above.

Our Bylaws provide that any shareholder wishing to bring any matter, including the nomination of a director, before an annual meeting of shareholders must deliver notice to our Corporate Secretary at our principal executive offices not later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

ADDITIONAL INFORMATION

A single set of proxy materials may be delivered to any household at which two or more shareholders reside unless contrary instructions have been received from an affected shareholder.  This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If you wish to receive a separate set of proxy materials for the Annual Meeting, we will deliver them promptly upon request made by writing to Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108. Stockholders sharing an address can request delivery of a single copy of proxy materials for the Annual Meeting if they are receiving multiple copies of these materials by writing to Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

APPENDIX A

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

The proposed amendment to the Company’s Articles of Amendment and Restatement would revise Article VI, Section C thereof as shown below (new language is indicated by double-underlining and deletions are indicated by strike-throughs).

Article VI                      DIRECTORS

C.           ~~The directors (other than any director elected solely by holders of one or more classes or series of preferred stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, with the term of office of the first class to expire the next succeeding annual meeting of stockholders, the term of office of the second class to expire at the second succeeding annual meeting of stockholders, and the term of office of the third class to expire at the third succeeding annual meeting of stockholders. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. The number of directors in each class shall be determined by the Board of Directors.~~  Each director elected at and after the annual meeting of shareholders of 2016 shall be elected for a one-year term expiring at the next succeeding annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. For the avoidance of doubt, any director elected prior to the annual meeting of shareholders of 2016 shall serve for the remainder of the term to which such director was elected or until such director’s earlier death, resignation or removal.

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APPENDIX B

PROPOSED AMENDMENT TO THE BYLAWS

The proposed amendment to the Company’s Amended and Restated Bylaws would revise Article II, Section 1 thereof as shown below (new language is indicated by double-underlining and deletions are indicated by strike-throughs).

ARTICLE II

DIRECTORS

Section 1.                      NUMBER, ~~CLASSIFICATION,~~ ELECTION AND TERM. The affairs of the Corporation shall be under the direction and control of a Board of Directors which shall be initially composed of three (3) members who shall hold office until its successors are duly chosen and qualified. ~~The directors shall be divided into three Classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the annual meeting of stockholders held in 1997; the term of the initial Class II directors shall terminate on the date of the annual meeting of stockholders held in 1998; and the term of the initial Class III directors shall terminate on the date of the annual meeting of stockholders held in 1999. At each annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.~~ The number of directors shall be increased or decreased from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors may not exceed fifteen (15) nor be less than three (3) except as permitted by law. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.~~ A director elected by stockholders shall hold office until ~~the annual meeting for the year in which his or her term expires and until~~ his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

At all times subsequent to the first closing in the Corporation’s initial private placement of its Capital Stock (the “Private Placement”), except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For the purposes of these Bylaws, “Independent Director” shall mean a director of the Corporation who is not an officer or employee of the Corporation or any subsidiary or affiliate of the Corporation. General Electric Capital Corporation and its affiliates, including GE Capital Mortgage Corporation, shall not be deemed to be affiliates of the Corporation for purposes of this definition. Directors need not be stockholders in the Corporation.

Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in the first paragraph of this Section 1. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

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